UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 28, 2006

SURGE GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

12220 El Camino Real, Suite 410 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(858) 704-5010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

This current report on Form 8-K/A amends and updates our previous disclosure regarding our agreement with William Greene in connection with his appointment as our Chief Financial Officer as set forth in our Form 8-K filed on June 30, 2006. We formally finalized our agreement with Mr. Greene on December 14, 2006.

The employment agreement provides for a one-year term with an effective date of June 30, 2006. Mr. Greene is entitled to an annual salary of $180,000, plus medical benefits. He is entitled to 400,000 options with a ten year term at an exercise price of $1.11 per share, vesting monthly on a pro rata basis over a three-year period, and otherwise subject to our employee stock option plan. If Mr. Greene is terminated without cause or as a result of a change in control, then all outstanding options become vested immediately.

Item 9.01.             Financial Statements and Exhibits.

(d)	Exhibits

10.1	Agreement by and between the Registrant and William Greene dated December 14, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC., a Delaware corporation

Date: December 18, 2006	By:	/s/ William Greene
William Greene
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement by and between the Registrant and William Greene dated December 14, 2006